Exhibit 99.1
Bowlero Promotes Long-Time Executive Lev Ekster to President

RICHMOND, VA – January 16, 2024 - Bowlero Corporation (NYSE: BOWL), the global leader in bowling entertainment, announced today the naming of Lev Ekster, 40, as President of Bowlero Corp. Mr. Ekster has led the expansion of the Professional Bowlers Association (“PBA”) along with the Amusements and Leagues departments and most recently, Information Technology. He will report to Thomas Shannon, Founder, Chairman and CEO of Bowlero, and be responsible for daily management of Center Operations.

“Over the past 11 years, our company has undergone tremendous growth,” stated Mr. Shannon. “The strategic acquisitions of AMF, Brunswick, Bowl America, Lucky Strike, the Professional Bowlers Association and about 50 independent centers, combined with the opening of a dozen high-grossing new builds, have positioned Bowlero as a clear leader in the Out Of Home entertainment industry.

In the last few months, newly appointed Chief Financial Officer, Bobby Lavan, has provided new and valuable insights into data, while Chief Operating Officer Jeffrey Gliner has optimized pricing and promotions, yielding significant and immediate results. Additionally, Zac Sulma’s leadership in the Sales Department has achieved record-breaking performance during the all-important holiday Period 6.

To further optimize the company’s operations, Mr. Ekster has been promoted to President of Bowlero. Mr. Ekster has been an integral part of the company for over a decade, expanding the amusements business from under $35 million to over $100 million and streamlining all related processes which resulted in higher game and kiosk uptime, driving double-digit returns on invested capital. He was also responsible for growing revenue in the League business and effectively managing the Professional Bowlers Association business and its complex media aspects.”

In closing Mr. Shannon said, “In the evolving landscape of our industry, Lev Ekster is the ideal person to bring increased organization and optimization to Bowlero. His track record of success and his ability to excel in every challenge makes him the perfect leader to guide us towards future growth and innovation.”

Mr. Ekster has an undergraduate degree in Business Administration from Ithaca College and a JD from New York Law School where he graduated Cum Laude.

About Bowlero Corp
Bowlero is the global leader in bowling entertainment. With approximately 350 bowling centers across North America, Bowlero serves more than 40 million guest visits annually through a family of brands that include Bowlero, Lucky Strike and AMF. In 2019, Bowlero acquired the Professional Bowlers Association, the major league of bowling, which boasts thousands of members and millions of fans across the globe. For more information on Bowlero, please visit BowleroCorp.com.

Forward Looking Statements
Some of the statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risk, assumptions and uncertainties, such as statements of our plans, objectives, expectations, intentions and forecasts. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “confident,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to: our ability to design and execute our business strategy; changes in consumer preferences and buying patterns; our ability to compete in our markets; the occurrence of unfavorable publicity; risks associated with long-term non-cancellable leases for our centers; our ability to retain key managers; risks associated with our substantial indebtedness and limitations on future sources of liquidity; our ability to carry out our expansion plans; our ability to successfully defend litigation brought against us; our ability to adequately obtain, maintain, protect and enforce our intellectual property and proprietary rights and claims of intellectual property and proprietary right infringement, misappropriation or other violation by competitors and third parties; failure to hire and retain qualified employees and personnel; the cost and availability of commodities and other products we need to operate our business; cybersecurity breaches, cyber-attacks and other interruptions to our and our third-party service providers’ technological and physical infrastructures; catastrophic events, including war, terrorism and other conflicts; public health emergencies and pandemics, such as the COVID-19 pandemic, or natural catastrophes and accidents; changes in the regulatory atmosphere and related private sector initiatives; fluctuations in our operating results; economic conditions, including the impact of increasing interest rates, inflation and recession; and other factors described under the section titled “Risk Factors” in the Company's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company on September 11, 2023, as well as other filings that the Company will make, or has made, with the SEC, such as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

Contacts:
For Media:
PR@BowleroCorp.com